                                                                    EXHIBIT 3.70
                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2789250

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

         We, Richard Pyle, Vice President, and Raymond Dewhirst, Clerk of Health Development Corporation, located at One Audobon Road, Wakefield, MA 01880, certify that these Articles of Amendment affecting articles numbered: I of the Articles of Organization were duly adopted by written consent on Oct. 12, 2000, by vote of: 1,000 shares of Common Stock of 1,000 shares outstanding, being all of each type, class or series outstanding and entitled to vote thereon.

Voted: That the name of the Corporation be, and it hereby is, changed from "Health Development Corporation" to "TSI Holdings (MA), Inc."

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: Upon filing.

SIGNED UNDER THE PENALTIES OF PERJURY, this 25th day of October, 2000.

/s/ Richard Pyle                                        , Vice President
-------------------------------------------------------
Richard Pyle

/s/ Raymond Dewhirst                                    , Clerk
-------------------------------------------------------
Raymond Dewhirst

                    FEDERAL IDENTIFICATION                FEDERAL IDENTIFICATION
                    NO. 04-2789250                        NO. 13-4116452

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                               ARTICLES OF MERGER
                    (General Laws, Chapter 156B, Section 78)

merger of                       Health Development Corporation
                                and
                                TSI/HDC, Inc.

                                              the constituent corporations, into
                                Health Development Corporation,
                                one of the constituent corporations.

The undersigned offices of each of the constituent corporations certify under the penalties of perjury as follows:

1. An agreement of merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 78, and will be kept as provided by Subsection (d) thereof. The surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

2. The effective date of the merger determined pursuant to the agreement of merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

3. (For a merger)

The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

Article III is amended so that the total number of shares and par value of each class of stock which the corporation is authorized to issue is the following:

Common: 1,000 shares of $1.00 par value
Preferred: 0

4. The information contained in Item 4 is not a permanent part of the Articles of Organization of the surviving corporation.

(a) The street address of the surviving corporation in Massachusetts : (post office boxes are not acceptable)

         One Audobon Road, Wakefield, MA 01880

(b) The name, residential address and post office address of each director and officer of the surviving corporation is:

                     NAME                    RESIDENTIAL ADDRESS              POST OFFICE ADDRESS
President:       Mark N. Smith            301 West 57th Street, Apt. 18    New York, NY 10018

Treasurer:       Richard Pyle             39 Park Avenue                   Bronxville, NY 10708

Clerk:           Ray Dewhirst             3 Bailey Avenue                  Milton, Massachusetts 02186

Directors:       Mark N. Smith            301 West 5th Street, Apt. 18     New York, NY 10018

(c) The fiscal year (i.e. tax year) of the surviving corporation shall end on the last day of the month of: December

(d) The name and business address of the resident agent, if any, of the surviving corporation is:

The undersigned offices of the several constituent corporations listed above further state under the penalties of perjury as to their respective corporations that the agreement of merger has been duly executed on behalf of such corporation and duly approved by the stockholders of such corporation in the manner required by General Laws, Chapter 156B, Section 78.

/s/ Paul Couturier                              , President
------------------------------------------------
Paul Couturier

/s/ Peter B. Finn                               , Clerk
------------------------------------------------
Peter B. Finn

of  Health Development Corporation

/s/ Mark N. Smith                               , President
------------------------------------------------
Mark N. Smith

/s/ Ray Dewhirst                                , Clerk
------------------------------------------------
Ray Dewhirst

of  TSI/HDC, Inc.

                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-2789250

                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

         We, Paul Couturier, President, and Peter B. Finn, Clerk of Health Development Corporation, located at One Audobon Road, Wakefield, MA 01880, certify that these Articles of Amendment affecting articles numbered: 3 and 4 of the Articles of Organization were duly adopted by written consent on May 29, 1998 by vote of: 595,975 shares of Common Stock of 942,554 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: Upon filing.

SIGNED UNDER THE PENALTIES OF PERJURY, this 20th day of July, 1998.

/s/ Paul Couturier                                       , President
---------------------------------------------------------
Paul Couturier

/s/ Peter B. Finn                                        , Clerk
---------------------------------------------------------
Peter B. Finn

                        The Commonwealth of Massachusetts

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

  I hereby approve the within Articles of Amendment, and the filing fee in the amount of $600.00 having been paid, said article is deemed to have been filed with me this 31st day of July, 1998.

               Effective date: __________________________________

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                             Peter B. Finn, Esquire
                              Rubin and Rudman LLP
                                 50 Rowes Wharf
                                Boston, MA 02110

                        The Commonwealth of Massachusetts
                 Office of the Massachusetts Secretary of State
                       Michael Joseph Connolly, Secretary
                One Ashburton Place, Boston, Massachusetts 02108

                                                          FEDERAL IDENTIFICATION
                                                                   NO 04-2789250

                              ARTICLES OF AMENDMENT

                     General Laws, Chapter 156B, Section 72

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B,
Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Bruce E. Buckbee, President and Peter B. Finn, Clerk of Health Development Corporation located at One Devonshire Place, Boston, MA 02109 do hereby certify that the following amendment to the articles of organization of the corporation was duly adopted at a unanimous consent meeting dated December 14, 1998, by vote of 519,650 shares of Common out of 724,050 shares outstanding, being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.

TO CHANGE the number of shares and the par value, if any, of each class of stock within the corporation fill in the following:

The total presently authorized is:

---------------------------------------------------------------------------------------------
                                   NO PAR VALUE               WITH PAR VALUE
    KIND OF STOCK                NUMBER OF SHARES            NUMBER OF SHARES       PAR VALUE
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
      COMMON                                                    1,500,000              .01
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
    PREFERRED
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

CHANGE the total to:

---------------------------------------------------------------------------------------------
                                      NO PAR VALUE            WITH PAR VALUE
    KIND OF STOCK                   NUMBER OF SHARES         NUMBER OF SHARES       PAR VALUE
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
      COMMON                                                    1,500,000             0.01
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
    PREFERRED                                                     200,000             5.00
---------------------------------------------------------------------------------------------

                                   "Exhibit A"

                         HEALTH DEVELOPMENT CORPORATION

                                  Amendments to
                        Restated Articles of Organization

         The Restated Articles of Organization of the Corporation, as filed with the Massachusetts Secretary of State on September 25, 1985, are hereby amended as follows:

         I. Article 3 is amended by deleting Article 3 in its entirety and by substituting in its place and stead the following:

                  The Corporation is authorized to issue 1,500,000 shares of Common Stock, having a par value of one cent ($0.01) per share, and 200,000 shares of Convertible Cumulative Preferred Preferred Stock, having a par value of five dollars ($5.00) per share.

         II. Article 4 is amended by deleting Article 4 in its entirety and by substituting in its place and stead the following:

         Convertible Cumulative Preferred Stock

                  The corporation shall be authorized to issue not more than two hundred thousand (200,000) shares of Convertible Cumulative Preferred Stock, having a par value of $5.00 per share (the "preferred stock"). The holders of the preferred stock shall be entitled to receive, when and as declared by the Board of Directors, from the accumulated surplus or net profits of the corporation, a cumulative annual dividend of forty cents ($0.40) per share, payable semi-annually on the last business day of the sixth and twelfth month of each fiscal year of the corporation, before any dividend shall be set apart or paid on the common stock. Should the accumulated surplus or net profits of the corporation be insufficient at any time to pay cumulative dividends on the preferred stock in whole or in part, such deficiency shall be fully paid and set apart for payment from future accumulated surplus or net profits until the full amount of all cumulative dividends Upon the preferred stock shall have been paid or set apart for payment before any dividends shall be paid or set apart for payment on the corporation's common stock.

         Convertibility Feature

                  Each holder of the preferred stock shall be entitled at any time and from time to time, at his option, to convert all or any portion of such stock into common stock of the corporation. Upon conversion, each share of preferred stock so converted shall become one
         (1) share of common stock. The corporation shall at all times reserve, out of its number of authorized shares of common stock, sufficient shares of said common stock to permit the conversion of preferred stock into common stock as provided in the foregoing sentence.

         Call Feature

                  The preferred stock may be redeemed in whole-or in part at any time after five (5) years from the date of issuance thereof at the option of the Board of Directors upon not less than 60 days' prior written notice to the holders of record of the preferred stock, given in such manner and upon such terms and conditions as may be prescribed in the corporation's by-laws or by a resolution duly adopted by the Board of Directors, by payment in cash for each share of preferred stock being thereby redeemed equal to $5.00 per share, in addition to the payment at the time of such redemption of all unpaid cumulative dividends accrued on such shares to the date thereof. Any such holder of the preferred stock may, within thirty (30) days of the giving of said written notice by the corporation, exercise his right to convert said stock into common stock as provided in the foregoing paragraph.

         Voting of Stock

                  The holders of the common stock and the holders of the preferred stock shall together have and exercise all of the voting power of the corporation for the election of directors and for all other purposes, voting together as if such common and preferred stock constituted a single class of stock. Each share of stock, whether of common or of preferred, shall entitle the holder thereof to one (1) vote.

         Liquidation Distributions

                  In the event of dissolution: liquidation or winding up of the corporation, whether voluntary or involuntary, the holders of the preferred stock shall be entitled to receive out of the net assets of the corporation the sum of $5.00 per share, plus an amount equal to all accrued and unpaid cumulative dividends on such shares, whether or not earned or declared, before any distribution may be made to the holders of the common stock. The holders of the preferred stock shall not be entitled to any additional participation in the distribution of the net assets of the corporation beyond the participation described in the foregoing sentence.

             See text of Amendment attached hereto as Exhibit "A".

         The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 14th day of December, in the year 1988.

/s/ Bruce E. Buckbee                                       , President
-----------------------------------------------------------
Bruce E. Buckbee

/s/ Peter B. Finn                                          , Clerk
-----------------------------------------------------------
Peter B. Finn

                        The Commonwealth of Massachusetts

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

               I hereby approve the within articles of amendment,
                   and the filing fee in the amount of $575.00
                having been paid, said article is deemed to have
               been filed with me this 21st day of December, 1998.

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State

                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                             Peter B. Finn, Esquire
                              Rubin and Rudman LLP
                                 50 Rowes Wharf
                                Boston, MA 02110

                            Telephone (617) 330-7000

                        The Commonwealth of Massachusetts
                   Michael Joseph Connolly, Secretary of State
                One Ashburton Place, Boston, Massachusetts 02108

                                                          FEDERAL IDENTIFICATION
                                                                   NO 04-2789250

                        RESTATED ARTICLES OF ORGANIZATION
                     General Laws, Chapter 156B, Section 74

         This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

         We, Steven R. Levisohn, President and Peter B. Finn, Clerk of Sky Club, Inc. located at One Devonshire Place, Boston, MA 02109 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on September 23, 1985, by vote of 3,000 shares of Voting Common out of 1,150 shares outstanding, being at least two-thirds of each class outstanding and entitled to vote thereon and of each class or series of stock whose rights are adversely affected thereby.

         1.       The name by which the corporation shall be known is:

                           HEALTH DEVELOPMENT CORPORATION

         2. The purpose for which the corporation is formed are as follows:

(a) to engage in the general development, management and operation of physical fitness centers including sports fitness and rehabilitation programs, medical screening, evaluation and testing, nutritional and dietary, counseling, fitness and recreational exercising; to operate related recreational activities including the sale of food and beverages; to buy, sell, and generally deal in recreational and health products and supplies.

(b) to carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

         3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

                                                           WITH PAR VALUE
                               WITHOUT PAR VALUE           --------------
                               -----------------       NUMBER OF
CLASS OF STOCK                 NUMBER OF SHARES         SHARES        PAR VALUE
--------------                 ----------------        ---------      ---------
Preferred                             None               None

Common                                None             1,500,00          .01

         4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

                        N/A

         5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                        None

         6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                  SEE PAGE 6A ATTACHED HERETO.

                                     PAGE 6A

                             OTHER LAWFUL PROVISIONS

         (a) The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

         (b) Meetings of the stockholders may be held anywhere in the United States.

         (c) The corporation may be a partner in any business enterprise it would have power to conduct by itself.

         (d) The directors shall have the power to fix, from time to time, their compensation. No personal shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any such directors, officers, stockholders or individuals have nay interest, may be a party to, may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

             (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

             (2) no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

             (3) any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member of beneficiary of any concern; and

the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation.

         We further certify that the foregoing restated articles of organization affect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles: 1, 3, 4, 5

         ("If there are no such amendments, state "None".)

                        Briefly describe amendments in space below:

Article 1.        The name of the Company has been changed from Sky Club, Inc.
                  to Health Development Corporation.

Article 3. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Million Five Hundred Thousand (1,500,000) shares of Common Stock with a par value of $.01 per share.

                  Each share of Voting Common Stock, no par value, of the Corporatio misused and outstanding on the close of business on the effective date of this amendment (being the date of filing of the Restated Articles of Organization with the Secretary of the Commonwealth) is hereby reclassified and changed into one hundred (100) shares of Common Stock, $.01 par value. Each share of Non-Voting Common Stock, no par value, of the Corporation issued and outstanding on the close of business on the effective date of this amendment is hereby reclassified as and changed into one hundred (100) shares of Common Stock, $.01 par value.

                  Upon the surrender to the Corporation of certificates representing shares of Voting Common Stock, no par value, or shares of Non-Voting Common Stock, no par value, issued and outstanding as of the effective date of this amendment, the Corporation shall issue to the holders of such certificates new certificates representing the number of shares of Common Stock, $.01 par value, into which such issued and outstanding shares are reclassified as and changed into as provided herein.

                  Until such time s a certificate is surrendered and a new certificate issued, any certificate which theretofore represented shares of Voting Common Stock, no par value, or Non-Voting Common Stock, no par value, as the case may be, shall for all purposes represent, and be deemed to be, shares of Common Stock, $.01 par value, in an amount equal to the number of shares of such Common Stock to which the holder thereof would be entitled as provided herein.

Article 4. There shall no longer be different classes of the Company's authorized Common Stock. Common Stock of the Company, $.01 par value, shall be voting stock.

Article 5. The restrictions relating to the transfer of the Company's Voting Common Stock, no par value, presently set forth in
                  Article 5 of the Corporation's Articles of Organization are eliminated in their entirety.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 24th day of September, in the year 1985.

/s/ Bruce E. Buckbee                                       , President
-----------------------------------------------------------
Bruce E. Buckbee

/s/ Peter B. Finn                                          , Clerk
-----------------------------------------------------------
Peter B. Finn

                        The Commonwealth of Massachusetts

                        RESTATED ARTICLES OF ORGANIZATION
                    (General Laws, Chapter 156B, Section 74)

                I hereby approve the within restated articles of
               organization, and the filing fee in the amount of
                  $900.00 having been paid, said articles are
                  deemed to have been filed with me this 1(st)
                              day of October, 1985.

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State

                         TO BE FILLED IN BY CORPORATION
           Photocopy of restated Articles of Organization to be sent:

                To:

                             Peter B. Finn, Esquire
                              Rubin and Rudman LLP
                          Three Center Plaza, Suite 800
                                Boston, MA 02108

                            Telephone: (617) 227-8010

                        The Commonwealth of Massachusetts
                 Office of the Massachusetts Secretary of State
                       Michael Joseph Connolly, Secretary
                One Ashburton Place, Boston, Massachusetts 02108

                            ARTICLES OF ORGANIZATION
                              (Under G.I. Ch. 156B)
                                  Incorporators

NAME                                          POST OFFICE ADDRESS
----                                          -------------------
Peter B. Finn                                 Three Center Plaza, Suite 800
                                              Boston, Massachusetts 02108

         The above-named incorporator(s) do hereby associate themselves with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

         1.       The name by which the corporation shall be known is:

                           SKY CLUB, INC.

         2.       The purpose for which the corporation is formed is as follows:

(a) to engage in the general development, management and operation of physical fitness centers, including sports fitness and rehabilitation programs, medical screening, evaluation and testing, nutritional and dietary counseling, fitness and recreational exercising; to operate related recreational activities including the sale of food and beverages; to buy, sell, and generally deal in recreational and health products and supplies.

(b) to carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

7. By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date. (not more than 30 days after the date of filing)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

         a. The post office address of the initial principal office of the corporation of Massachusetts is:

                  One Devonshire Place, Boston, MA 02109
                  Penthouse No. 4

         b. The name, residence and post office address of each of the initial directors and following officers of the corporation are as follows:

                       NAME                         RESIDENCE                   POST OFFICE ADDRESS
President:             Steven R Levisohn            30 Evans Road               One Devonshire Place
                                                    Brookline, MA 02146         Boston, MA

Treasurer:             Steven R Levisohn            Same As Above               Same As Above

Clerk:                 Peter B. Finn                117 Tudor Road              Three Center Plaza
                                                    Needham, MA 02192           Suite 800
                                                                                Boston, MA 02108

Directors:             Steven R Levisohn            Same As Above               Same As Above

                       Bruce E. Buckbee             5 Mount Pleasant Street     One Devonshire Place
                                                    Plymouth, MA 02360          Boston, MA

Vice President         Bruce E. Buckbee             Same As Above               Same As Above

         c. The date initially adopted on which the corporation's fiscal year ends is:

                           December 31st

         d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

                           First Thursday in May

         e. The name and business address of the resident agent, if any, of the corporation is:

                           N/A

IN WITNESS WHEREOF and under the penalties of perjury, the INCORPORATOR(S) sign(s) these Articles of Organization this 25th day of April, 1983.

                                        /s/ Peter B. Finn
                                       -----------------------------------------
                                       Peter B. Finn

CONTINUATION SHEET 5A

RESTRICTIONS ON TRANSFER

A. Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer such Voting Common stock owned by him or them, shall first offer it to the corporation through the Board of Directors, in the manner following:

         He shall notify the directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator. The directors shall within thirty days thereafter either accept the offer or by notice to him in writing name a second arbitrator and these two shall name a third. It shall then be the duty of the arbitrators to ascertain the value of the stock, and if any arbitrator shall neglect or refuse to appear at any meeting appointed by the arbitrators, a majority may act in the absence of such arbitrator.

         After the acceptance of the offer, or the report of the arbitrators as to the value of the Voting Common Stock, the directors shall have thirty days within which to purchase the same at such valuation, but if at the expiration of thirty days, the corporation shall not have exercised the right so to purchase, the owner of the stock shall be at liberty to dispose of the same in any manner he may see fit.

         No shares of Voting Common Stock shall be sold or transferred on the books of the corporation until these provisions have been complied with, but the Board of Directors may in any particular instance waive the requirement.

CONTINUATION SHEET 5A

         RESTRICTIONS ON TRANSFER, Cont.

B. No shares of Voting Common Stock shall be issued by the Corporation to any person who is not then an active employee of the Corporation or its affiliated companies or trusts, as determined by the Board of Directors. Upon transfer of any shares to a person who is not an active employee, as determined by the Board of Directors, the transferred Voting Common Stock shall be automatically converted into Nonvoting Common Stock and the holder of such transferred shares shall have no voting rights in the Corporation. Upon termination of a shareholder's employment with the Corporation or its affiliated companies or trusts, for any reason, all shares held by such shareholder shall be automatically converted into Nonvoting Common Stock and such shareholder shall have no voting rights in the Corporation. For purposes of section, the term "transfer" shall include all transfers by operation of law as well as all voluntary transfers including those by sale, assignment, pledge, gift or otherwise. The Board of Directors may in any particular instance waive or modify any of the requirements or restrictions set forth herein.

                                     PAGE 6A

                             OTHER LAWFUL PROVISIONS

         (a) The directors may make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

         (b) Meetings of the stockholders may be held anywhere in the United States.

         (c) The corporation may be a partner in any business enterprise it would have power to conduct by itself.

         (d) The directors shall have the power to fix, from time to time, their compensation. No personal shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any such directors, officers, stockholders or individuals have nay interest, may be a party to, may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

             (1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

             (2) no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

             (3) any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member of beneficiary of any concern; and

the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation.

                    The Commonwealth of Massachusetts

                         ARTICLES OF ORGANIZATION
                 (General Laws, Chapter 156B, Section 12)

              I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $150.00 having been paid, said articles are deemed to have been filed with me this 2nd day of May, 1983.

              Effective date

                             MICHAEL JOSEPH CONNOLLY
                               Secretary of State

                         TO BE FILLED IN BY CORPORATION
           Photocopy of restated Articles of Organization to be sent:

              To:

                             Peter B. Finn, Esquire
                        Guterman, Horvitz, Rubin & Rudman
                          Three Center Plaza, Suite 800
                                Boston, MA 02108

                            Telephone: (617) 227-8010